Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-256373 and 333-289804), and Form F-3 (Nos. 333-256714, 333-254818, 333-259951, and 333-280628) of our report dated April 23, 2026, relating to the consolidated financial statements of Scienjoy Holding Corporation, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

Onestop Assurance PAC

Singapore

April 23, 2026